Exhibit 99.1

Vinco Ventures Announces Nasdaq Acceptance of Remediation Plan to Address Deficiency Notice

October 27, 2022

ROCHESTER, N.Y., Oct. 27, 2022 (GLOBE NEWSWIRE) -- Vinco Ventures, Inc. (Nasdaq: BBIG) (“Vinco Ventures,” “Vinco,” or the “Company”), a digital media and content technologies holding company, today announced that The Nasdaq Stock Market LLC (“Nasdaq”) has accepted the Company’s remediation plan (the “Plan”) to regain compliance with Rule 5250(c)(1), to timely file all required periodic reports with the Securities and Exchange Commission (“SEC”), that was submitted on October 17, 2022. The Company will now have until January 31, 2023, to regain compliance.

“The Vinco leadership team is working tirelessly to regain compliance with the Nasdaq Exchange as fast as possible. The quick acceptance from Nasdaq of our remediation plan that was submitted on October 17th is key to our progress as we diligently work through Vinco’s financials and quarterly filing,” said Ross Miller, CEO of Vinco. “There is sufficient time for us to meet the deadlines set forth in our remediation plan, and I could not be more pleased with the team assembled at Vinco working on the path forward. In particular, this includes our expert interim CFO, Brendan Bosack, who brings to Vinco over 20 years of financial reporting and leadership experience. I look forward to keeping our shareholders and the investment community updated as we accomplish milestones.”

“With Vinco’s remediation plan accepted by Nasdaq, we can continue to plough forward with the work on our quarterly filings. We are confident in the timeframe set forth in our plan and we look forward to execution,” added Brendan Bosack, Interim CFO of Vinco.

Brendan Bosack is a Senior Managing Director at Ankura, an advisory CFO firm, with over 20 years of experience guiding public and private companies through periods of transition, creating value for existing and future stakeholders. In leadership roles, Brendan employs a whole-to-part style, creating a framework to drive action in organizations. Brendan has an expansive background incorporating technology and process improvement experience when developing solutions. Prior to his role at Ankura, Brendan was a Vice President of Finance for two operating divisions at Eastman Kodak Company, as well as serving as the Director of Financial Planning and Reporting. He was a Vice President in both the Turnaround and Restructuring group and Information Management Systems group at a prominent global consulting company, bringing a unique blend of technology and finance experience.

About Vinco Ventures

Vinco Ventures (Nasdaq: BBIG) is focused on the development of digital media and content technologies. Vinco Ventures’ consolidated subsidiary, ZVV Media Partners, LLC, a joint venture of Vinco Ventures and ZASH Global Media and Entertainment Corporation, has an 80% ownership interest in Lomotif Private Limited. Vinco Ventures owns a 100% ownership interest in AdRizer, LLC.

For more information, please visit investors.vincoventures.com and follow us on LinkedIn and Twitter.

Forward-Looking Statements and Disclaimers

This press release contains “forward-looking statements” as defined in the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, which are based upon beliefs of, and information currently available to, Vinco Ventures’ management as well as estimates and assumptions made by Vinco Ventures’ management. These statements can be identified by the fact that they do not relate strictly to historic or current facts. When used in this presentation the words “estimate,” “expect,” “intend,” “believe,” “plan,” “anticipate,” “projected,” and other words or the negative of these terms and similar expressions as they relate to the applicable company, or its management identify forward-looking statements. Such statements reflect the current view of Vinco Ventures with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Vinco Ventures and its subsidiaries and consolidated variable interest entities including Lomotif, their industry, financial condition, operations and results of operations. Such factors include, but are not limited to, the expected benefits from Vinco Ventures’ investments in Lomotif and related growth initiatives and strategies such as the blended media, cross-platform distribution strategy, the expected benefits of Lomotif’s participation in and sponsorship of live entertainment events, the expected benefits from acquisition of AdRizer and planned integration of the AdRizer technology with Lomotif and Honey Badger and synergies between AdRizer, Lomotif and Honey Badger and such other risks and uncertainties described more fully in documents filed by Vinco Ventures with or furnished to the Securities and Exchange Commission, including the risk factors discussed in Vinco Ventures’ Annual Report on Form 10-K for the period ended December 31, 2021 filed on April 15, 2022, which are available at www.sec.gov. Should one or more of these risks or uncertainties materialize, or the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance, or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

For further information, please contact:

Investor Contact

KCSA Strategic Communications

Allison Soss

BBIGinvestors@kcsa.com

Media Contact

Vinco Ventures, Inc.

Media@vincoventures.com

Source: Vinco Ventures, Inc.

Released October 27, 2022